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                                                                      EXHIBIT 12


RATIO OF EARNINGS TO FIXED CHARGES
Union Pacific Railroad Company and Consolidated Subsidiary and Affiliate
Companies
(Unaudited)


                                                                                 Three Months Ended March 31,
Millions of Dollars, Except Ratios                                                     2002              2001
----------------------------------                                               ----------        ----------
Earnings:
     Net income........................................................            $    243          $   209
     Undistributed equity earnings.....................................                 (10)             (14)
                                                                                   --------          -------
Total earnings.........................................................                 233              195
                                                                                   --------          -------
Income taxes...........................................................                 145              122
                                                                                   --------          -------
Fixed charges:
     Interest expense including amortization of debt discount..........                 139              147
     Portion of rentals representing an interest factor................                  11               10
                                                                                   --------          -------
Total fixed charges....................................................                 150              157
                                                                                   --------          -------
Earnings available for fixed charges...................................            $    528          $   474
                                                                                   --------          -------
Ratio of earnings to fixed charges.....................................                 3.5              3.0
                                                                                   --------          -------